Exhibit 99.3

CONSULTING AND SERVICES AGREEMENT

This Consulting and Services Agreement (“Agreement”) is made as of July 27, 2017 by and between NuVasive, Inc. (“NuVasive” or “Company”) and Jason Hannon, an individual (“Consultant”) (individually referred to herein as a “Party” or collectively the “Parties”).

WHEREAS, NuVasive is a medical device company that develops, manufactures and supplies certain spinal and orthopedic implants and other associated equipment, supplies and services and desires to retain Consultant for the performance of certain strategic sales and operational consulting services, as more fully described herein.

WHEREAS, Consultant has the appropriate expertise and qualifications to consult with the Company regarding the sales of certain of its products and services.

NOW, THEREFORE, the Parties agree as follows:

1.	Engagement.

(a)         Services. Consultant shall perform the Services specified in Exhibit A (the “Services”). Consultant represents, warrants and covenants that Consultant will perform the Services under this Agreement in a timely, professional and workmanlike manner and that all materials, information and deliverables provided to Company will comply with the requirements set forth in Exhibit A.

(b)         Payment. The Company will pay to Consultant, as full and complete payment for the performance of the Services, the compensation described in Exhibit A, in the time and manner of payment described on Exhibit A. Consultant acknowledges that he is not entitled to any other compensation or remuneration of any kind whatsoever, except as outlined in this Agreement.

(c)         Expenses. Consultant is not expected nor required to generate any business related expenses; however, should he do so without advance written notice to Company and the Company’s approval of such expenses, he is responsible for all such expenses. The Company shall reimburse Consultant for all pre-approved out-of-pocket expenses incurred by Consultant in connection with the performance of the Services, provided that Consultant provides accounts or invoices therefor evidencing such expenses.

2.	Relationship of Parties.

(a)         Independent Consultant. Consultant is an independent contractor and is not an agent or employee of, and has no authority to bind, the Company by contract or otherwise in any matter whatsoever, unless otherwise specifically provided in writing by the

Company. Consultant will perform the Services under the general direction of the Company, but Consultant will determine, in Consultant’s sole discretion, the manner and means by which the Services are to be accomplished, subject to the requirement that Consultant shall at all times comply with applicable law. The Company has no right or authority to control the manner or means by which the Services are accomplished. Consultant shall not be considered under the provisions of this Agreement or otherwise as having any employee status or as being entitled to participate in any benefit plans or arrangements by the Company provided to its regular employees.

(b)         Employment Taxes and Benefits. No part of the Compensation paid to Consultant pursuant to this Agreement will be subject to withholding by the Company for the payment of any social security, federal, state, or any other employee payroll taxes. The Company will regularly report amounts paid to Consultant under this Agreement to the Internal Revenue Services as required by law, and Consultant will be issued an IRS Form 1099 regarding any payments he receives from the Company. The Consultant is solely responsible for payment of all income, social security, employment-related, or other taxes incurred as a result of the performance of Services by Consultant under this Agreement. Consultant will indemnify and hold harmless the Company from and against any and all tax liability related to this Agreement as well as any claim, actions, or charges arising out of or cause by Consultant’s classification as an independent contractor.

3.	Confidentiality, Non-Interference, and Non-Solicitation.

(a)         Confidential Information. Consultant recognizes and acknowledges that Consultant will acquire information and materials from the Company and knowledge about the business, products, methods, policies, plans, strategies, processes, procedures, reports, analyses, finances, experimental work, intellectual property, trade secrets, computer programs, designs, technology, know-how, inventions (whether patentable or not), works of authorship, customers, clients, employees, consultants and suppliers and other data of the Company and its affiliates from the Company and that all such knowledge, information and materials acquired are and will be the trade secrets and confidential and proprietary information of the Company (collectively “Confidential Information”). Consultant understands that the foregoing list of information and materials is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. Consultant further understands that the goodwill of the Company depends, among other things, upon keeping such information confidential and that unauthorized disclosure of the Confidential Information would irreparably damage the Company; and that by reason of Consultant’s duties under this Agreement and any other agreement between the Company and Consultant pertaining to Consultant’s Services, Consultant may come into possession of Confidential Information, even though Consultant may not himself take any direct part in or furnish the services performed for the Company’s clients or customers. Consultant’s obligations under this section do not apply to any

Confidential Information that Consultant can demonstrate (a) was in the public domain at or subsequent to the time the Confidential Information was communicated to Consultant by Company through no fault of Consultant; (b) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time the Confidential Information was communicated to Consultant by Company; or (c) was independently developed by employees of Consultant without use of, or reference to, any Confidential Information communicated to Consultant by Company. A disclosure of any Confidential Information by Consultant (a) in response to a valid order by a court or other governmental body or (b) as otherwise required by law will not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Consultant provides prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent the disclosure.

(b)         Nondisclosure and Nonuse. Consultant agrees to hold all Confidential Information in confidence, not to directly or indirectly disclose, publish communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or in part, to any entity or person or use it commercially, except in performing the Services, and not to allow any unauthorized person access to it. Consultant will not at any time during or after the Term of this Agreement disclose any Confidential Information to any third-party person or entity, or permit any third-party person or entity to examine and/or make copies of any reports or any documents prepared by Consultant or that come into the possession or under the control of the Consultant by reason of Consultant’s Services without the Company’s express written consent.

(c)         Assignment of Rights. All Confidential Information and all title, patents, patent rights, copyrights, trade secret rights, sui generis database rights and other intellectual or industrial property rights of any sort anywhere in the world (collectively “Rights”) in connection therewith shall be the sole property of the Company. Consultant hereby assigns to the Company any Rights Consultant may have or acquire in such Confidential Information. At all times, both during the Term of this Agreement and after its termination, Consultant will keep in confidence and trust and will not use or disclose any Confidential Information or anything related to it without the prior written consent of an officer of the Company.

(d)         Injunctive Relief. Consultant acknowledges that disclosure or unauthorized use of any Confidential Information by Consultant and/or breach of the covenants set forth above will give rise to irreparable injury to the Company or the owner of such information, inadequately compensable in damages. Consultant further acknowledges and agrees that the covenants contained in this Agreement are necessary for the protection of the Company’s legitimate business interests and are reasonable in scope and content. In the event of a breach or threatened breach by Consultant of any of the provisions hereof, Consultant hereby consents and agrees that the Company shall be entitled to pre-judgment injunctive relief or similar equitable relief to restrain Consultant from committing or continuing any such breach or threatened breach.

(e)         Non-Interference with Business. During the Term of this Agreement, Contractor agrees not to perform any service that may utilize any of the Confidential Information obtained from the Company or any Confidential Information developed during the course of performing the Services for the Company or during Consultant’s prior employment with the Company, for any other person or entity, and - in particular - any other person or entity engaged in the development, manufacture, distribution, or sales of health care products or services.

(f)         Non-Solicitation. Consultant agrees that during the Term, he shall not, for any or no reason, whether directly on such person’s own behalf or as an employee, independent contractor, partner, owner, officer, director of any entity, or in any other capacity: (1) solicit, entice, persuade, induce, call upon or provide services to any of the customers, accounts or clients that Consultant worked with, had responsibility or oversight of, provided services related to, or learned significant information about during the course of Consultant’s engagement with the Company for any purpose other than for the benefit of the Company; and/or (2) induce or influence, or seek to induce or influence, any person who is employed or engaged by the Company (as an agent, employee, independent contractor, or in any other capacity), or any successor thereto, with the purpose of obtaining such person as an employee, consultant or independent contractor for a business competitive with the Company, or causing such person to terminate or reduce his or her employment, agency or relationship with the Company, or any successor thereto.

4.	Indemnification.

(a)         Consultant will indemnify and hold harmless Company from and against any and all claims, suits, actions, demands, and proceedings against Company and all losses, costs, and liabilities directly related to such claims, suits, actions, demands, and proceedings against Company or its subsidiaries or affiliated entities, arising out of or related to (i) any material breach of this Agreement by Consultant or (ii) Consultant’s gross negligence and/or fraud in the performance of the Services under this Agreement.

(b)         The Indemnification Agreement entered into as of May 14, 2014 by the Parties is hereby amended by changing the definition of “Agent” therein to include Consultant’s capacity pursuant to this Agreement as a consultant.

5.	Observance of Company Rules.

At all times, Consultant will observe Company’s rules and regulations with respect to Consultant’s conduct, health, safety, anti-harassment/discrimination/retaliation and protection of persons and property.

6.	Intellectual Property.

(a)         Ownership. NuVasive is, and shall be, the sole and exclusive owner of all right, title and interest in and to all Company Innovations that are created, made, conceived, reduced to practice or authored by Consultant in the course of performing the Services including any and all intellectual property rights therein. In this Agreement, “Company Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress that Consultant, solely or jointly with others, creates, derives, conceives, develops, makes or reduces to practice under the Services Consultant provides pursuant to this Agreement.

(b)         Disclosure and Assignment of Company Innovations. Consultant agrees to maintain adequate and current records of all Company Innovations, which records shall be and remain the property of Company. Consultant agrees to promptly disclose and describe to Company all Company Innovations. Consultant represents, warrants and covenants that all Company Innovations shall be free and clear of any liens and encumbrances. Consultant hereby does and will irrevocably assign to Company or Company’s designee all of Consultant’s right, title and interest in and to any and all Company Innovations and all associated records, such assignment to occur with respect to each Company Innovation at the time the Company Innovation is first conceived, made, derived, developed, written or created, and regardless of when the Company Innovation is first conceived, made, derived, developed, written or created. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by Consultant to Company, Consultant hereby grants to Company an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit those non-assignable rights, title and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, and have sold, the Company Innovations. To the extent any of the rights, title and interest in and to the Company Innovations can neither be assigned nor licensed by Consultant to Company, Consultant hereby irrevocably waives and agrees never to assert the non-assignable and non-licensable rights, title and interest against Company, any of Company’s successors in interest, or any of Company’s customers. If any Company Innovations include any work of authorship that qualifies as a “work made for hire” as defined in subclause (2) under Section 101 of the Copyright Law of the United States (Title 17 of the United States Code, as may be amended from time to time), Company and Consultant agree that Company owns such work of authorship as a work made for hire under such section.

(c)         Assistance. Consultant agrees to perform, during and after the Term of this Agreement, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining, perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations as provided to Company under this Agreement. If Company is unable for any reason to secure Consultant’s signature to any document required to file, prosecute, register or memorialize the assignment of any rights under any Company Innovations as provided under this Agreement, Consultant hereby irrevocably designates and appoints Company and Company’s duly authorized officers and agents as Consultant’s agents and attorneys-in-fact to act for and on Consultant’s behalf and instead of Consultant to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights in, to and under the Company Innovations, all with the same legal force and effect as if executed by Consultant. The foregoing is deemed a power coupled with an interest and is irrevocable.

7.	Consultant’s Representations and Obligations.

(a)         No Conflict. Consultant represents and warrants to the Company that he is not now nor shall he be a party to any other agreement or under any obligation to or restriction by any third-party which would prevent Consultant from entering into or performing this Agreement.

(b)         Notice; Non-Disclosure. During the Term of the Agreement, Consultant agrees to promptly and properly advise NuVasive of all matters coming to his attention that could, in any manner, materially and adversely affect the business or interests of NuVasive. This is not a material term, but Consultant shall comply with this provision in good faith.

(c)         Compliance with Laws and Policies. Consultant represents and warrants that he will in providing the Services comply with all applicable federal, state, local, municipal, regulatory and/or governmental agency laws, statutes, regulations, edicts, guidance, directives, and ordinances, including, without limitation, (a) HIPAA, (b) all federal and state health care anti-fraud, anti-kickback and abuse laws such as 42 U.S.C. § 1320a-7b(b); (c) the Federal Food, Drug, and Cosmetic Act and its implementing regulations; (d) all rules, regulations, and guidance of the FDA; and (e) all rules and regulations of the Center for Medicare and Medicaid Services (CMS). Without limiting the generality of the foregoing, except to the extent allowed by applicable law, Consultant will comply with the MDMA Code of Conduct on Interactions with Healthcare Providers.

(d)         Debarment. Consultant represents and warrants that he has not been nor is debarred, suspended, excluded or are otherwise ineligible under Section 306 of the Federal Food, Drug and Cosmetic Act (as amended by the Generic Drug Enforcement Act of 1992), 21 U.S.C. § 336, or are listed on any applicable federal exclusion list including the then-current: (a) HHS/OIG List of Excluded Individuals/Entities (http://www.oig.hhs.gov); (b) General Services Administration’s List of Parties Excluded from Federal Programs (http://www.epls.gov); and (c) FDA Debarment List (http://www.fda.gov/ora-/compliance_ref/debar/).

(e)         Additional Obligations. Consultant agrees and warrants that he will use reasonable efforts to cooperate fully with NuVasive personnel with regard to performing the Services under this Agreement. Consultant further agrees to maintain all records required to substantiate Consultant’s compliance with the provisions of this Agreement and with all laws, regulations, policies, procedures and guidelines related to Consultant’s performance of his obligations under this Agreement.

(f)         Publicity. The Parties agree that no press releases, literature, advertising, publicity, or publicly available written statements in connection with work under this Agreement having or containing any reference to the Company shall be made by Consultant without the prior written consent of the Company.

8.	Term and Termination.

(a)         Term. The “Term” of this Agreement shall commence and be effective on September 1, 2017 at 11:59 p.m. Pacific Time and shall end on December 31, 2017. The Term may be extended or modified by mutual written agreement of the Parties. The Parties agree (for Consultant’s benefit) that the Term is intended to follow immediately upon the end of Consultant’s time of service as a Company employee, such that there is no break in Consultant’s status as a service provider to Company.

(b)         Termination by the Company. The Company may terminate this Agreement: (a) upon the inability of Consultant to render the Services to NuVasive by reason of death, permanent disability, or permanent incapacity; or (b) for any material uncured breach of this Agreement. If Company believes that Consultant materially breached this Agreement, Company will notify Consultant in writing and allow Consultant to cure any material breach within ten (10) calendar days after delivery of Company’s written notice of material breach. It is expressly agreed that Consultant’s sole obligation is to exert reasonable efforts in good faith and that he gives no guarantee of results; poor results (despite the exertion of reasonable efforts in good faith) does not constitute material breach.

(c)         Termination by the Consultant. Consultant may not terminate this Agreement during the Term except or unless Company materially breaches this Agreement. If Consultant believes that the Company materially breached this Agreement, Consultant will notify Company in writing and allow the Company to cure any material breach within ten (10) calendar days after delivery of Consultant’s written notice of material breach.

(d)         Conduct Following Expiration or Termination. Upon expiration or termination of this Agreement, Consultant shall promptly: (i) cease performing the Services; (ii) deliver to NuVasive all Company Innovations, documents, work product and other materials whether or not complete, prepared by or on behalf of Consultant in the course of performing the Services; and (iii) remove any Consultant-owned property, equipment or materials located at NuVasive’s locations.

(e)         Continuing Obligations under Agreement. Upon the expiration or termination of this Agreement each Party will be released from all obligations to the other arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve Consultant or the Company of their respective obligations under Sections 3, 4, 6, 8 and 9, nor will expiration or termination of this Agreement relieve Consultant or the Company from any liability arising from any breach of this Agreement.

(f)         Duty to Return Confidential Information and Company Property. Consultant will promptly notify the Company of all Nuvasive property, equipment, or materials, including any Confidential Information, in Consultant’s direct or indirect possession or control and, at the expense of the Company and in accordance with the Company’s instructions, will promptly deliver to the Company all such property, equipment, or materials in Consultant’s possession, custody and/or control, without retaining copies thereof.

9.	General.

(a)         Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and assigns. This Agreement is personal in nature, and Consultant shall not, without the prior written consent of the Company, assign or transfer this Agreement or any rights or obligations hereunder. The Company may assign or transfer this Agreement to a successor or affiliated organization.

(b)         No Election of Remedies. The election by the Company or Consultant to terminate this Agreement shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any termination.

(c)         Non Disparagement. Unless subject to a valid trial subpoena or court order, Consultant agrees that Consultant will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputation, practices or conduct of Company. Unless subject to a valid trial subpoena or court order, Company agrees that it will not issue any press release that any way defames, disparages or in any way criticizes the personal and/or business reputation, practices or conduct of Consultant. Company will also instruct Company’s executive officers: “not make any voluntary statements, written or oral, or to direct others to make any such statements, that defame, disparage or in any way criticize the personal and/or business reputation, practices or conduct of Consultant”.

(d)         Governing Law; Jurisdiction; Venue. All matters arising out of or relating to this Agreement will be governed by and construed in accordance with the substantive laws of the State of California without regard to choice of law or conflict of laws and all disputes arising under or relating to this Agreement shall be brought and resolved solely and exclusively in the courts located in San Diego County, California. The Parties irrevocably consent to the exclusive personal jurisdiction of the courts located in the state of San Diego County, California. Should any legal action be commenced in connection with this Agreement, the prevailing party in such action shall be entitled to recover, in addition to court costs, such amount as the court may adjudge as reasonable attorneys’ fees, its out-of-pocket cost, expert witness fees, in addition to any other relief to which the prevailing party may be entitled.

(e)         Complete Understanding; Modification. This Agreement, along with the exhibit to this Agreement, Consultant’s documented Company stock options, the Proprietary Information, Inventions Assignment, Arbitration, Restrictive Covenants Agreement executed on May 24, 2014 (the “PIIA”), and Consultant’s resignation letter of even date herewith (collectively “the Agreements”), contain all of the Parties’ contractual obligations to each other, and cannot be modified or amended unless the modification or amendment is in a writing signed by both Parties.

(f)         Severability. It is the desire and intent of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom such provisions or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such provisions in the particular jurisdiction in which such adjudication is made.

(g)         Construction of Agreement. This Agreement will in all events be construed as a whole, according to its fair meaning, and not strictly for or against a Party merely because that Party (or Party’s legal representative) drafted this Agreement. Ay ambiguity contained in this Agreement shall be construed to permit the Parties to comply with applicable law. The headings, titles, and captions contained in this Agreement are merely for reference and do not define, limit, extend, or describe the scope of this Agreement. Unless the context requires otherwise, (a) gender (or lack of gender) of all words in this Agreement includes the masculine, feminine, and neuter, and (b) the word “including” means “including, without limitation.”

(h)         Waiver. The waiver or failure of a Party to exercise in any respect any right provided for under this Agreement shall not be deemed to be a waiver of any future right under this Agreement.

(i)         Counterparts/Signature Pages. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by a fax machine, telecopy machine, or via electronic mail in .pdf or equivalent format shall be binding to the same effect as an original signature page.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date first written above.

COMPANY:		CONSULTANT:

NuVasive, Inc.

By:	/s/ Brian Johnson	By:	/s/ Jason Hannon

EXHIBIT A

Services: Consultant will provide upon and at the request and direction of NuVasive’s Chairman and Chief Executive Officer (or such other Company Officer as designated by the Company), and to the reasonable satisfaction of the Chairman and Chief Executive Offer, the following Services:

●	Advise with respect to the specific merger and acquisition prospects/transactions identified in the proposed term sheet dated July 24, 2017;
●	Assist with change management efforts to retain identified major customer relationships and internal personnel;
●	Assist with efforts to hire, onboard and relocate to the United States a key person specified in the proposed term sheet dated July 24, 2017;
●	Communication of any particular item or items of institutional knowledge, client, or business information possessed by Consultant;
●	Consultant will make himself reasonably available regarding pending legal actions; and
●

Assist with the content development of materials for the November 2017 strategy session with the Company’s Board of Directors pertaining to any particular item or items of institutional knowledge, client, or business information possessed by Consultant or as otherwise reasonably requested by the Chairman and Chief Executive Officer.

Consultant will perform the Services under the general direction of the Company, but Consultant will determine, in Consultant’s sole discretion, the manner and means by which the Services are to be accomplished, subject to the requirement that Consultant shall at all times comply with applicable law. The Services to be performed under this Agreement are personal in nature and may not be subcontracted to or performed by any agent or representative of Consultant absent the Company’s express written consent.

Non-Exclusivity: During the Term of this Agreement, Consultant may render services for other companies or individuals subject to the terms of the Agreement, including, but not limited to Paragraph 3(a) (Confidential Information) 3(b) (Non-Disclosure and Non Use), 3(e) (Non-Interference with Business), 3(f) (Non-Solicitation), and 7(a) (No Conflict) and, and provided that such a company is not Medtronic, Johnson & Johnson, Zimmer Biomet, Seaspine, Striker, Alphatec, or Globus. A violation of this provision is considered a material breach.

Tools and Materials: Consultant will use his own equipment and materials to perform the Services. Consultant shall not have access to the Company’s property, including its facilities, computers, laptops, software or networks, unless the Company deems such access necessary for the Consultant to perform the Services in the Company’s sole discretion.

Compensation: Subject to Consultant’s compliance with his obligations and duties under this Agreement and the PIIA: (1) the Company will pay the Consultant a monthly fee of $49,167 US Dollars; (2) Company will direct-pay Consultant’s tax services for in accordance with Consultants expatriate benefits and assignment agreement; and (3) notwithstanding the end of Consultant’s employee status on September 1, 2017 and notwithstanding the end of Consultant’s service-provider status on December 31, 2017, Consultant will remain eligible for a pro-rata (244/365) 2017 annual discretionary bonus based on an existing annual target of $590,000 US Dollars payable in March 2018 in accordance with, and subject to, the terms and conditions of the annual discretionary Company bonus plan. Except as set forth above, no other compensation or benefits will be due to, or paid to, Consultant by NuVasive with respect to this Agreement or any Services performed thereunder.